Exhibit 24.2

                               THE CIT GROUP, INC.

                              CERTIFIED RESOLUTIONS

                  I, Anne Beroza, hereby certify that I am the Assistant Secretary and the official assistant to the official custodian of certain records including the Certificate of Incorporation, By-Laws, and minutes of the meetings of the Board of Directors of THE CIT GROUP, INC., a Delaware corporation, and that the following are true, accurate, and compared extracts from the minutes of the meeting of the Board of Directors of THE CIT GROUP, INC. held on July 22, 1999 (the "Board Meeting"), and that the same have not been revoked, annulled or amended in any manner whatsoever:

            Certain Preambles and Resolutions from the Board Meeting

                  WHEREAS,  The CIT Group, Inc. (the  "Corporation")  desires to obtain  financing  in the public debt  markets  and in that  connection desires to authorize certain officers of the Corporation to sign on behalf of the Corporation and certain of its directors and officers a registration statement on Form S-3, and any amendments thereto, for the registration of debt securities of the Corporation pursuant to the following resolutions under the Securities Act of 1933, as amended (the "Securities Act"), under such terms and conditions, which may be amended from time to time, as the President and Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Corporation (the "Authorized Officers") may determine; and

                  WHEREAS, the Corporation currently has registered with the Securities and Exchange Commission (the "Commission") debt securities in the amount of $2.963 billion, and the Corporation desires to authorize the issuance of an additional $5.0 billion in such debt securities;

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that the Corporation hereby authorizes the addition of $5.0 billion to the amounts of debt securities already registered, in order to offer, issue and sell from time to time up to $7.963 billion aggregate principal amount of debt securities of the Corporation or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of $7.963 billion (all in United States dollars or an equivalent amount in another currency or composite currency) to be made
         (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or (iv) to dealers, from and after the date hereof on a continuing basis (such issue of debt securities or any series thereof being hereinafter sometimes referred to in these resolutions as the "Debt Securities") under such terms and conditions, which may be amended from time to time, as any Authorized Officer shall determine;


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                  RESOLVED FURTHER,  that the proper officers of the Corporation are hereby authorized to proceed with the preparation of a registration statement on Form S-3 (such registration statement being hereinafter referred to in these resolutions as the "Registration Statement") for the registration under the Securities Act of any or all of the Debt Securities, with the offering for sale of any or all of the Debt Securities, and with such financing at such time, if at all, within such period as any Authorized Officer shall deem appropriate;

                  RESOLVED FURTHER,  that each of Albert R. Gamper,  Jr., Ernest
         D. Stein, Anne Beroza with full power to act with or without the others is hereby authorized to sign the Registration Statement covering the registration under the Securities Act of the Debt Securities and any and all amendments (including post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Corporation and on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Chief Executive Officer and/or the Chief Financial Officer and/or the Chief Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Senior Executive Vice President and/or each Executive Vice President and/or each Senior Vice President and/or each Vice President and/or the Treasurer and/or the Secretary and/or the Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise);

                  RESOLVED FURTHER, that any of the Authorized Officers is hereby authorized to approve the forms, terms and provisions of the form of Registration Statement and the form of Preliminary Prospectus, and once so approved, Albert R. Gamper, Jr., Ernest D. Stein, and Anne Beroza be, and with full power to act without the others and hereby is, authorized (i) to sign, in the name and on behalf of the Corporation, the Registration Statement and any amendments thereto as any of them may approve, in such form as the officer executing the Registration Statement or any such amendment may approve, with any changes from the form attached hereto as he or she may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Registration Statement or amendment and any prospectus (a "Prospectus") appropriate to offer the Debt Securities with the Commission;

                  RESOLVED FURTHER, that each of Ernest D. Stein and Anne Beroza is hereby designated an agent of the Corporation to receive any and all notices and communications from the Commission relating to the
         Registration Statement, any amendments thereto and any Prospectus or supplement thereto, and that there are hereby conferred upon Ernest D. Stein and Anne Beroza the powers enumerated in Rule 478 of the Act;

                  RESOLVED FURTHER, that each of Ernest D. Stein and Anne Beroza be, and hereby is, authorized to appear on behalf of the Corporation before the Commission in connection with any matter relating to the Registration Statement and any amendment thereto;


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                  RESOLVED FURTHER,  that the proper officers of the Corporation are, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all of the foregoing instruments and any further instruments and documents, and that the proper officers of the Corporation and its counsel are hereby authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and issue and other taxes, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions and each of them; and

                  RESOLVED FURTHER, that all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The CIT Group, Inc. this 10th day of August, 1999.

[SEAL]                                                     /s/Anne Beroza
                                                           ---------------------
                                                           Anne Beroza
                                                           Assistant Secretary